Exhibit 21.1

Subsidiaries

Entity	Jurisdiction of Incorporation or Organization
Polaris Intermediate Corp.	Delaware
MPH Acquisition Corp 1	Delaware
MPH Acquisition Holdings LLC	Delaware
MPH Intermediate Holding Company 1	Delaware
MultiPlan Holding Corporation	Delaware
MultiPlan, Inc.[1]	New York
MARS Acquisition Corp.	Delaware
Medical Audit & Review Solutions, Inc.	Delaware
IHP Acquisition Corp.	Delaware
Integrated Health Plan, Inc.	Florida
HMA Acquisition Corporation	Delaware
Savant Management Concepts, Inc.	Arizona
i/mx Technologies, Inc.	Arizona
HMA, Inc.[2]	Arizona
Medical Management Services, Inc.	Nevada
Rural Arizona Network, Inc.	Arizona
Health Management Network, Inc.	Nevada
NCN Acquisition Corporation[3]	Delaware
National Care Network, LLC[4]	Delaware
MPI Sub, Inc.	Delaware
Associates for Health Care, Inc.	Wisconsin
ForMost, Inc.	Delaware
Admar Corporation	California
ProAmerica Managed Care, Inc.	Texas
Florida Health, L.C.[5]	Florida
Healthnetwork ProAmerica Midwest, Inc.	Illinois
Private Healthcare Systems, Inc.	Delaware
Statewide Independent PPO, Inc.	New York

[1]	MultiPlan, Inc. does business as MultiPlan Network, Inc. in the State of Texas and as MultiPlan Texas, Inc. in the State of Maryland.
[2]	HMA, Inc. does business as Health Management Associates in the States of Hawaii and Oklahoma and as Health Management Associates, Inc. in the States of Texas and Wyoming.
[3]	NCN Acquisition Corporation does business as NCN Corporation in the State of Florida and NCN Company in the State of New York.
[4]	National Care Network, LLC does business as NCN Network, LLC in the State of Texas.
[5]	MPI Sub, Inc. owns a one percent interest in Florida Health, L.C. and ProAmerica Managed Care, Inc. owns the remaining 99% interest in Florida Health, L.C.

American Lifecare, Inc.	Louisiana
American Lifecare Holdings, Inc.	Louisiana
MultiPlan Services Corporation	Delaware
Viant Holdings, Inc.[6]	Delaware
Viant, Inc.[7]	Nevada
Beech Street Corporation [8]	California
Viant Payment Systems, Inc.	Delaware
Texas True Choice, Inc.[9]	Delaware
HealthNetwork Systems, LLC	Delaware
Viant Management Services, Inc.	Nevada
HealthEOS by MultiPlan, Inc.	Wisconsin

[6]	Viant Holdings, Inc. does business as Viant Health Payment Solutions in the State of Illinois.
[7]	Viant, Inc. does business as Viant Network Services in the City of Boston, Massachusetts and as Viant Network Services, Inc. in the State of New York.
[8]	Beech Street Corporation does business as Beech Street National PPO, Inc. in the State of Arizona, Beech Street Managed Care Company in the State of Delaware, and Beech Street Managed Care in the State of Michigan.
[9]	Texas True Choice, Inc. does business as TTC Network, Inc. in the State of Texas.

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